Exhibit 99.2

Exhibit 99.2
EXTRA SPACE STORAGE &
LIFE STORAGE TO COMBINE TO FORM
THE PREEMINENT STORAGE OPERATOR

SAFE HARBOR
Forward Looking Statements
The statements in this communication that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Extra Space and Life Storage operate as well as beliefs and assumptions of Extra Space and Life Storage. Such statements involve uncertainties that could significantly impact Extra Space’s or Life Storage’s financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Extra Space or Life Storage expects or anticipates will occur in the future—including statements relating to any possible transaction between Extra Space and Life Storage, acquisition and development activity, disposition activity, general conditions in the geographic areas where Extra Space or Life Storage operate, and Extra Space’s and Life Storage’s respective debt, capital structure and financial position—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Extra Space and Life Storage believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, neither Extra Space nor Life Storage can give assurance that its expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) Extra Space’s and Life Storage’s ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed transaction; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; (iii) risks related to diverting the attention of Extra Space’s and Life Storage’s management from ongoing business operations; (iv) failure to realize the expected benefits of the proposed transaction; (v) significant transaction costs and/or unknown or inestimable liabilities; (vi) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; (vii) the risk that Life Storage’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (viii) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the proposed transaction; (ix) the effect of the announcement of the proposed transaction on the ability of Extra Space and Life Storage to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (x) risks related to the market value of the Extra Space common stock to be issued in the proposed transaction; (xi) other risks related to the completion of the proposed transaction and actions related thereto; (xii) national, international, regional and local economic and political climates and conditions; (xiii) changes in global financial markets and interest rates; (xiv) increased or unanticipated competition for Extra Space’s or Life Storage’s properties; (xv) risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change; (xvi) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (xvii) availability of financing and capital, the levels of debt that Extra Space and Life Storage maintain and their credit ratings; (xviii) environmental uncertainties, including risks of natural disasters; (xix) risks related to the coronavirus pandemic; and (xx) those additional factors discussed under Part I, Item 1A. Risk Factors in Extra Space’s and Life Storage’s respective Annual Reports on Form 10-K for the year ended December 31, 2022. Neither Extra Space nor Life Storage undertakes any duty to update any forward-looking statements appearing in this communication except as may be required by law.
Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, Extra Space intends to file with the SEC a registration statement on Form S-4, which will include a document that serves as a prospectus of Extra Space and a joint proxy statement of Extra Space and Life Storage (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to Extra Space’s stockholders and Life Storage’s stockholders. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Extra Space and Life Storage with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Extra Space with the SEC will be available free of charge on Extra Space’s website at www.extraspace.com or by contacting Extra Space’s Investor Relations at info@extraspace.com. Copies of the documents filed by Life Storage with the SEC will be available free of charge on Life Storage’s website at www.lifestorage.com or by contacting Brent Maedl with Life Storage’s Investor Relations department at bmaedl@lifestorage.com or by calling (716) 328-9756.
Participants in the Solicitation
Extra Space and Life Storage and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about directors and executive officers of Extra Space is available in the Extra Space proxy statement for its 2022 Annual Meeting, which was filed with the SEC on April 5, 2022. Information about directors and executive officers of Life Storage is available in the Life Storage proxy statement for its 2022 Annual Meeting, which was filed with the SEC on April 14, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from Extra Space and Life Storage as indicated above.
No Offer or Sale
This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

TRANSACTION OVERVIEW
Transaction Details
All stock strategic combination between Extra Space Storage Inc. (NYSE: EXR) and Life Storage, Inc. (NYSE: LSI)
LSI’s shareholders to receive 0.895 shares of common stock of EXR for each LSI share of common stock
Pro forma ownership(1) of ~65% for EXR’s shareholders and ~35% for LSI’s shareholders
Leverage neutral, non-taxable transaction
Combined company enterprise value(1) of over $47 billion
Management and Governance
Kenneth M. Woolley will remain Chairman of EXR’s Board
Joseph D. Margolis will remain EXR’s CEO and continue to serve as a Director on EXR’s Board
EXR’s Board will expand to 12 directors with LSI having the right to nominate three directors
Extra Space Storage will retain its name and continue to trade on the NYSE under the ticker “EXR”
Anticipated Synergies and Earnings Impact
Anticipate at least $100 million of run-rate annual operating synergies
Includes G&A and property operating expense savings as well as uplift in property operating revenue and tenant insurance income
Expected to be accretive to Core FFO per Share (a non-GAAP measure) within the first year following closing
Transaction expected to accelerate long-term earnings growth of the combined company
Potential for additional synergies from improved cost of capital
Expected Closing
2H 2023, subject to customary conditions, including approval by EXR and LSI shareholders
(1) Pro forma ownership and combined company enterprise value based on 0.895x exchange ratio and closing share prices as of March 31, 2023. EXR common stock for each share of LSI common stock

FORMS THE PREEMINENT STORAGE OPERATOR
PRO FORMA
# of System-Wide Stores (1) 2,338 1,198 3,536
# of States 41 37 43
Same-Store Net Rentable Sq. Ft. (mm) 66.6 42.2 108.8
Same-Store Average Occupancy(2) 95.0% 93.0% 94.2%(3)
Same-Store Net Rent per Occupied Sq. Ft.(2) $22.03 $18.64 $20.71(3) Same-Store Margin(2) 76.5% 72.5% 75.2%(4)
System-Wide Stores
Wholly-Owned Joint Ventures Managed Stores
Joint Ventures
Third-Party Management Bridge Lending Redevelopment Preferred Equity
STORE OWNERSHIP
KEY GROWTH CHANNELS PORTFOLIO STATISTICS
(% OF STORES)
Note: Portfolio data as of December 31, 2022.
(1) Includes wholly-owned, unconsolidated joint ventures and managed stores.
(2) Same-store performance data for the twelve months ended December 31, 2022. LSI data represents arithmetic average of quarterly results over calendar year 2022. (3) Weighted average based on same-store net rentable sq. ft.
(4) Pro forma same-store margin calculated based on simple sum of results for the twelve months ended December 31, 2022. Excludes synergies.

TRANSACTION STRATEGIC RATIONALE
TRANSFORMATIVE SCALE
Creates the largest storage operator
Becomes the 6th largest REIT included in the RMZ by equity market cap
Combines industry leaders with long-term track records of outperformance
Better data and analytics from being a large operator
ENHANCED DIVERSIFICATION
More than 3,500 stores serving millions of customers
Increases geographic diversification
Over 5% increase in stores located in desirable growth markets
VALUE CREATION FROM SIGNIFICANT SYNERGY OPPORTUNITIES
Positioned to deliver higher same-store NOI and tenant insurance income growth
Direct corporate overhead savings
Better access to capital enhances return profile of future growth opportunities
EMBEDDED GROWTH DRIVERS
3rd party mgmt. platform is largest (2x nearest competitor) and most profitable(1)
Additional JV relationships provide more capital light growth options
Greater site and redevelopment opportunities
POSITIVE FINANCIAL IMPACT
Expected to be accretive to Core FFO per share in the first year following closing
Stronger growth profile to support continued dividend growth outperformance(2)
Strengthened balance sheet with staggered debt maturities

(1)	Among publicly-traded U.S. storage REITs (CUBE, NSA and PSA).
(2)	Since March 1, 2019, EXR and LSI have raised their dividend five and six times, respectively, resulting in 88.4% and 80.0% growth, respectively, in dividend per share.

CREATES THE LARGEST STORAGE OPERATOR
PRO FORMA
WHOLLY-OWNED STORES 1,133 758 1,891 (48%) (63%) (53%)
JOINT VENTURE STORES 318 141 459 (14%) (12%) (13%)
MANAGED STORES 887 299 1,186 (38%) (25%) (34%)
SYSTEM-WIDE STORES 2,338 1,198 3,536
U.S. Market Share by
Square Footage(1)
Non-Institutional Quality Properties (~20%)
Institutional Quality Properties (Non-REIT)
(~45%)
13% Public Storage 10% CubeSmart 4%
>50% Increase in System-Wide Stores
(1) Sources: REIT data from public filings as of December 31, 2022. U-Haul and total U.S. storage square footage per the 2023 Self-Storage Almanac. Percentage of Institutional and Non-Institutional Quality Properties estimated by Extra Space Storage.

BECOMES THE 6th LARGEST REIT IN THE RMZ
LARGEST REITS INCLUDED IN THE RMZ BY EQUITY MARKET CAP
Combined company equity market cap of over $36 billion(1)
Becomes one of the largest REITs included in the MSCI US REIT Index (RMZ)
Index re-balancing (i.e., S&P 500) of new shares issued to LSI shareholders in the transaction will create additional demand for EXR’s stock
Source: FactSet. Note: market data as of March 31, 2023.
(1) Pro forma equity market cap based on 0.895x exchange ratio and EXR closing share price as of March 31, 2023. (2) LSI shown at implied offer price based on 0.895x exchange ratio and EXR closing share price as of March 31, 2023.

COMBINING INDUSTRY LEADERS WITH
PROVEN TRACK RECORDS OF GROWTH
Same-Store Revenue Growth Leaderboard
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
1st EXR EXR EXR LSI EXR EXR CUBE EXR EXR EXR LSI LSI EXR
2nd LSI PSA LSI EXR LSI CUBE EXR CUBE LSI LSI CUBE EXR LSI
3rd PSA LSI PSA CUBE CUBE PSA PSA PSA CUBE CUBE EXR CUBE PSA
4th CUBE CUBE CUBE PSA PSA LSI LSI LSI PSA PSA PSA PSA CUBE
Core FFO per Share Growth Leaderboard
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
1st LSI EXR EXR EXR EXR EXR EXR EXR EXR EXR EXR EXR LSI
2nd EXR CUBE LSI CUBE CUBE CUBE CUBE CUBE LSI CUBE LSI LSI PSA
3rd PSA PSA PSA LSI LSI LSI PSA PSA PSA LSI CUBE CUBE EXR
4th CUBE LSI CUBE PSA PSA PSA LSI LSI CUBE PSA PSA PSA CUBE
EXR & LSI #1 Ranking: 12 of 13 Years EXR & LSI #1 Ranking: 13 of 13 Years

TECH ADVANTAGE AS A LARGE OPERATOR
Additional scale will provide an advantage that will make the combined company stronger in…
CUSTOMER ACQUISITION
SEARCH ENGINE & WEBSITE OPTIMIZATION
REVENUE MANAGEMENT
SOCIAL MEDIA
CUSTOMER EXPERIENCE & TRENDS

DIVERSIFICATION – GREATER PRESENCE IN GROWTH MARKETS
INCREASED PRESENCE
Texas: +2.8% Florida: +2.1% Southeast: +0.8%
REDUCED EXPOSURE
CA & HI: (4.3%) Mid-Atlantic: (1.5%) Midwest: (0.5%)
Northwest 1.6mm NRSF 1.2%
Region Pro Forma Net Rentable Sq. Ft. (mm) % of Pro Forma NRSF
CA & HI 18.2mm NRSF 13.3%
Notes: Analysis and map encompass wholly-owned/consolidated stores as of December 31, 2022. Excludes JV and managed stores.

3 SIGNIFICANT VALUE CREATION OPPORTUNITIES
Corporate Overhead Savings
G&A cost efficiencies achieved through scale economies
Lower marginal cost per store
Property Expense Savings
Lower marketing spend per store achieved through greater market density and best practices
Property Revenue Uplift
Consistent EXR store revenue outperformance in overlapping markets / trade areas
Tenant Reinsurance Uplift
Execution of EXR’s successful tenant insurance strategy
Enhanced Organic Same-Store NOI Growth
Estimated ≥ $100 million Run-Rate Annual Operating Synergies
Additional Opportunities
Cost of Capital:
Potential credit ratings upgrade
Operational Efficiencies:
Improved purchasing and cost efficiencies
Better data and analytics
Widening of top of customer acquisition funnel
Store densification
Expansion of solar footprint
Capital Deployment:
Accelerated growth of managed stores
Larger bridge loan business

3 CLEAR PATHWAY TO IDENTIFIED SYNERGIES

LOWER G&A EXPENSE PER STORE


~$61,000
~$42,000
LifeStorage
'23 Guidance Midpoint Per Store(1)
Est. Marginal G&A Per Store

CONSISTENT EXR STORE REVENUE OUTPERFORMANCE

Higher Occupancy


~180 bps
~210 bps
EXR FY 2022 Outperformance to LSI
Same-Store MSA Analysis
Property Trade Area Analysis

Better Net Rent per Sq. Ft.


~13.8%
~15.9%
EXR FY 2022 Outperformance to LSI
Same-Store MSA Analysis
Property Trade Area Analysis

LOWER MARKETING SPEND PER STORE


~$28,000
~$16,000
LifeStorage
FY 2022 Spend
Est. Marginal Spend Per Store

EXECUTION OF EXR'S SUCCESSFUL TENANT INSURANCE STRATEGY

Higher Penetration Rate(2)


~69%
~72%
LifeStorage

Better Policy Premia(2)


~$14.19
~$18.40
LifeStorage

(1) Excludes estimated call center expense, which LSI allocates to G&A expense.
(2) Based on February 2023 data.

11

4 EMBEDDED GROWTH THROUGH MULTIPLE CHANNELS
A Stabilized & Value-Add Acquisitions
Opportunities bolstered by improved cost of capital
B Joint Ventures
Best in class positioning attractive to potential capital partners; opportunity for management, TI and other income
C Third Party Management
Owners stand to benefit from sector’s largest, most profitable platform
D Certificate of Occupancy and Development
CofO and other lease-up properties to provide outsized NOI growth as they move to stabilization
E Bridge Lending
Potential to grow program through larger audience of potential borrowers
F Site Expansion & Redevelopment
Expands opportunity set
G Preferred Equity
Greater balance sheet capacity to serve as leading capital provider to sector

5 STRENGTHENED CREDIT PROFILE
PRO FORMA CAPITAL STRUCTURE
Secured Debt 4%
$12bn in Total Debt
Unsecured Debt 21%
Common Equity 75%
$36bn in Common Equity
Total Debt / Total Market Capitalization: 25%
Notes: EXR and LSI standalone capitalizations as of December 31, 2022, as adjusted for subsequent events and including share of unconsolidated joint ventures. Pro forma capital structure, credit statistics and debt maturity profile represent a simple sum of EXR and LSI figures, as-adjusted for transaction sources and uses, including potential repayment of LSI private placement notes but excluding synergies. Market data as of close on March 31, 2023. LQA means last quarter annualized.
CREDIT STATISTICS
+
=
Enterprise Value $31 billion $16 billion $47 billion
Unencumbered Assets $18 billion $15 billion $33 billion
Net Debt $8 billion $4 billion $12 billion
Net Debt to LQA EBITDA 4.9x 4.8x 5.0x
Fixed Charge Coverage Ratio 5.7x 5.9x 5.4x
Secured Debt % of Total Debt 21% 7% 16%
Credit Ratings Moody’s: Baa2 S&P: BBB Moody’s: Baa2 S&P: BBB
PRO FORMA CONSOLIDATED DEBT MATURITY PROFILE
(assumes exercise of extension options)
EXR Debt
LSI Debt
2023 4%
2024 7%
2025 10%
2026 13%
2027 12%
2028 9%
2029 14%
2030 8%
2031 9%
Thereafter 14%

WHY EXR? BEST-IN-CLASS RETURN PERFORMANCE 10-YEAR TOTAL RETURN
STORAGE SECTOR
1. Extra Space Storage (EXR) 475.0%
2. CubeSmart (CUBE) 293.3%
3. National Storage (NSA) 289.9%
4. Life Storage (LSI) 247.4%
5. Public Storage (PSA) 179.6%
ALL PUBLIC REITS
1. Extra Space Storage (EXR) 475.0%
2. Sun Communities (SUI) 396.9%
3. Equity LifeStyle (ELS) 387.3%
4. Terreno Realty (TRNO) 377.9%
5. First Industrial Realty (FR) 338.8%
S&P Capital IQ as of December 31, 2022.

HISTORY OF SUCCESSFUL M&A INTEGRATION
EXR’s Successful Track Record of Accretive Acquisitions
Integration of stores onto the EXR platform is a core competency
Invested more than $8 billion over the last five years
History of M&A – Storage USA (458 stores for $2.3 billion); SmartStop (122 stores for $1.4 billion) and Storage Express (107 stores for $590 million)
Delivered significant excess total shareholder returns relative to peers over a three-year period following the Storage USA and SmartStop transactions(1)
Seamlessly integrated legacy LSI stores and realized EXR-level operating performance
Customer Acquisition / Revenue Management / Call Center
Acquisition costs reduced as fixed costs are spread over a larger number of stores
Existing market presence allows for more efficient marketing – additional data in these markets enhances sophistication
EXR and LSI are technology leaders in the industry and have made substantial investments in their platforms
EXR’s customer acquisition model is scalable – additional stores provide more locations and larger inventory to offer prospective customers
(1) Source: S&P Capital IQ. For the three years following announcement of the acquisition of Storage USA (05/05/2005), Extra Space delivered a total shareholder return of 63.4%, as compared to the simple peer arithmetic average of 33.7% (range of (14.4)% to 66.3%) and RMZ of 25.4%. For the three years following announcement of the acquisition of SmartStop (06/15/2015), Extra Space delivered a total shareholder return of 60.7%, as compared to the simple peer arithmetic average of 39.3% (range of 20.0% to 48.5%) and RMZ of 5.7%.
Notes: Peers include CUBE, LSI and PSA (NSA conducted its IPO in 2015). Storage Express was acquired in 2022.

KEY TRANSACTION HIGHLIGHTS
TRANSFORMATIVE SCALE
ENHANCED DIVERSIFICATION
VALUE CREATION FROM
SIGNIFICANT SYNERGY OPPORTUNITIES
EMBEDDED GROWTH DRIVERS
POSITIVE FINANCIAL IMPACT